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                                                                    Exhibit 5(a)


Robert J. Minkus
(312) 258-5584


                                April 22, 1997



Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois 60675

         Re:  Northern Trust Corporation and NTC Capital II
              Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)
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Ladies and Gentlemen:

     We are acting as counsel to Northern Trust Corporation, a Delaware corporation (the "Corporation"), and NTC Capital II, a Delaware statutory business trust (the "Trust"), in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offering pursuant to Rule 462(b) under the Act of (i) an additional $20,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures of the Corporation (the "Debt Securities"), (ii) an additional $20,000,000 aggregate liquidation amount of Preferred Securities of the Trust (the "Preferred Securities") and (iii) the guarantees with respect to the Preferred Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Preferred Securities. The earlier effective registration statement for the same offering was assigned registration numbers 333-18951 and 333-18951-02.

     As counsel to the Corporation and the Trust, we have examined such corporate records, certificates and other documents, and such matters of law, as we deemed necessary or appropriate to enable us to render this opinion.

     On the basis of such examination, we are of the opinion that, when:

     (a) the Registration Statement, as it may be amended, has become effective under the Act and any applicable state securities or Blue Sky laws have been complied with;
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Northern Trust Corporation
April 22, 1997
Page 2


     (b) the Guarantee Agreement relating to the Guarantee with respect to the Preferred Securities has been duly executed and delivered;

     (c) the Amended and Restated Trust Agreement of the Trust has been duly executed and delivered;

     (d) the terms of the Debt Securities and of their issuance and sale have been established by the Corporation in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation;

     (e) the terms of the Preferred Securities and of their issuance and sale have been established in conformity with the Amended and Restated Trust Agreement of the Trust so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust;

     (f) the Debt Securities have been duly executed and authenticated in accordance with the applicable provisions of the Indenture and issued and sold as contemplated in the Registration Statement; and

     (g) the Preferred Securities have been duly executed and authenticated in accordance with the applicable provisions of the Amended and Restated Trust Agreement of the Trust and issued and sold as contemplated in the Registration Statement, the Debt Securities and the Guarantee relating to the Preferred Securities will be valid and legally binding obligations of the Corporation, enforceable in accordance with their terms and entitled to the benefits of the Indenture, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The foregoing opinion is limited to the Delaware General Corporation Law, the federal laws of the United States and the laws of the State of Illinois, and we express no opinion as to the laws of any other jurisdiction.
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Northern Trust Corporation
April 22, 1997
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Validity of Securities" in the Prospectus and the related Prospectus Supplement.

                                   Very truly yours,

                                   SCHIFF HARDIN & WAITE


                                   By:  /s/ Robert J. Minkus
                                      -----------------------
                                            Robert J. Minkus

RJM/tmc